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                    [LETTERHEAD BERMAN HOPKINS WRIGHT LAHAM]
                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


Gilat Satellite Networks Ltd.
21 Yegia Kapayim Street
Daniv Park, Kiryat Arye
Petah Tikva 49130
Israel



We consent to the incorporation by reference in the Registration on Form F-4 (No. 333-71422) (amendment number six) of our report dated February 12, 2001, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in Gilat's Annual Report on Form 20-F/A (amendment number four) for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in the Registration Statement.


March 26, 2002
Melbourne, Florida


                                              /s/ Berman Hopkins
                                                  Wright & LaHam, CPA's, LLP